Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants and Retirement Plan Committee of

The Harris Teeter Supermarket, Inc. Retirement and Savings Plan:

We consent to incorporation by reference in the Registration Statement (No. 333-197711) on Form S-8 of The Kroger Co. of our report dated June 16, 2015, with respect to the financial statements and schedule of Harris Teeter Supermarkets, Inc. Retirement and Savings Plan included in this annual report on Form 11-K for the year ended December 31, 2014.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

June 16, 2015